Exhibit 99.1

News Release

Media Contact: Mark Goldman 612.851.7802 mgoldman@valspar.com	Investor Contact: Tyler Treat 612.851.7358 ttreat@valspar.com

Valspar Reports Second-Quarter Results

Company Raises Fiscal 2012 Guidance to $3.20 to $3.30 from $2.92 to $3.12

Minneapolis, Minn. – May 15, 2012 – The Valspar Corporation (NYSE:VAL) today reported its results for the second-quarter ended April 27, 2012.

Second-quarter sales totaled $1.03 billion, a 4 percent increase from the second quarter of 2011. Second-quarter adjusted net income per share increased to $0.84 in 2012, a 31 percent increase from $0.64 in 2011. Second-quarter adjusted net income per share in 2012 excludes $0.04 per share in restructuring charges. Second-quarter adjusted net income per share in 2011 excludes $0.05 per share in acquisition-related charges and $0.01 per share in restructuring charges. Net income for the second quarter of 2012 was $76.5 million and reported earnings per share were $0.80. Net income for the second quarter of 2011 was $56.3 million and reported earnings per share were $0.58.

“We were pleased with our performance in the quarter,” said Gary E. Hendrickson, president and chief executive officer. “Our earnings growth was driven by new business in our industrial product lines, better price-to-cost balance, productivity improvements and benefits from last year’s restructuring actions. Our volume trend improved sequentially in both our Coatings and Paint segments in the quarter. Looking ahead to the rest of the year, we are raising adjusted full year earnings per share guidance to $3.20 to $3.30, reflecting our expectation of further volume growth and continued execution of our key operational initiatives.”

Hendrickson and Lori A. Walker, senior vice president and chief financial officer, will conduct a conference call for investors at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) today. The call can be heard live over the Internet at Valspar’s website at www.valsparcorporate.com under Investor Relations. Those unable to participate during the live broadcast can access an archive of the call on the Valspar website. A taped delay of the call will also be available from 12:30 p.m. Central Time May 15 through Midnight on May 31 by dialing 1-800-475-6701 from within the U.S. or 320-365-3844 from outside of the U.S., using access code 247418.

The Valspar Corporation (NYSE: VAL) is a global leader in the paint and coatings industry. Since 1806, Valspar has been dedicated to bringing customers the latest innovations, the finest quality and the best customer service in the coatings industry.

FORWARD-LOOKING STATEMENTS

Certain statements contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this report constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements are based on management’s current expectations, estimates, assumptions and beliefs about future events, conditions and financial performance. Forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from such statements. Any statement that is not historical in nature is a forward-looking statement. We may identify forward-looking statements with words and phrases such as “expects,” “projects,” “estimates,” “anticipates,” “believes,” “could,” “may,” “will,” “plans to,” “intend,” “should” and similar expressions.  These risks, uncertainties and other factors include, but are not limited to, deterioration in general economic conditions, both domestic and international, that may adversely affect our business; fluctuations in availability and prices of raw materials, including raw material shortages and other supply chain disruptions, and the inability to pass along or delays in passing along raw material cost increases to our customers; dependence of internal sales and earnings growth on business cycles affecting our customers and growth in the domestic and international coatings industry; market share loss to, and pricing or margin pressure from, larger competitors with greater financial resources; significant indebtedness that restricts the use of cash flow from operations for acquisitions and other investments; dependence on acquisitions for growth, and risks related to future acquisitions, including adverse changes in the results of acquired businesses, the assumption of unforeseen liabilities and disruptions resulting from the integration of acquisitions; risks and uncertainties associated with operations and achievement of profitable growth in developing markets, including Asia and Central and South America; loss of business with key customers; damage to our reputation and business resulting from product claims or recalls, litigation, customer perception and other matters; our ability to respond to technology changes and to protect our technology; changes in governmental regulation, including more stringent environmental, health and safety regulations; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; unusual weather conditions adversely affecting sales; changes in accounting policies and standards and taxation requirements such as new tax laws or revised tax law interpretations; the nature, cost and outcome of pending and future litigation and other legal proceedings; and civil unrest and the outbreak of war and other significant national and international events. We undertake no obligation to subsequently revise any forward-looking statement to reflect new information, events or circumstances after the date of such statement, except as required by law.

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THE VALSPAR CORPORATION

COMPARATIVE CONSOLIDATED EARNINGS

For the Quarters Ended April 27, 2012 and April 29, 2011

	Second Quarter		Year-to-Date
(Dollars in thousands, except per share amounts)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	2012	2011	2012	2011
Net Sales	$1,032,572	$992,729	$1,918,219	$1,835,133
Cost of Sales	677,132	677,219	1,269,463	1,260,710
Gross Profit	355,440	315,510	648,756	574,423
Research and Development	29,442	30,059	56,335	57,883
Selling, General and Administrative	195,330	185,935	371,038	353,636
Operating Expenses	224,772	215,994	427,373	411,519
Income (Loss) From Operations	130,668	99,516	221,383	162,904
Interest Expense	19,288	15,486	35,077	31,045
Other (Income) Expense, Net	366	(17)	(156)	547
Income (Loss) Before Income Taxes	111,014	84,047	186,462	131,312
Income Taxes	34,474	27,739	54,140	41,577
Net Income (Loss)	$76,540	$56,308	$132,322	$89,735
Average Number of Shares O/S - basic	92,068,366	94,432,627	92,464,748	95,646,147
Average Number of Shares O/S - diluted	95,094,369	97,497,045	95,342,549	98,570,609
Net Income (Loss) per Common Share - basic	$0.83	$0.60	$1.43	$0.94
Net Income (Loss) per Common Share - diluted	$0.80	$0.58	$1.39	$0.91

NON-GAAP FINANCIAL MEASURES

In the accompanying press release, management has reported non-GAAP financial measures – “Adjusted net income per common share – diluted” and “Full year guidance for adjusted net income per common share - diluted”. Management discloses these measures because we believe the measures may assist investors in comparing our results of operations in the respective periods without regard to the effect on results of (i) after-tax restructuring charges and (ii) after-tax acquisition-related charges.

NON-GAAP RECONCILIATION

The following is a reconciliation of “Net income per common share - diluted” to “Adjusted net income per common share - diluted” for the periods presented:

	Second Quarter		Year-to-Date
	2012	2011	2012	2011
Net Income per Common Share - diluted	$0.80	$0.58	$1.39	$0.91
Restructuring Charges	0.04	0.01	0.07	0.02
Acquisition-related Charges	—	0.05	—	0.09
Adjusted Net Income per Common Share - diluted	$0.84	$0.64	$1.46	$1.02

The following is a reconciliation of “Forecasted Net Income per Common Share - diluted” to our “Full Year Guidance” for the period presented.

Full Year
2012
Forecasted Net Income per Common Share - diluted	$3.09 - $3.19
Restructuring Charges	$0.11
Full Year Guidance for Adjusted Net Income per Common Share - diluted	$3.20 - $3.30

	April 27,	October 28,	April 29,
(Dollars in thousands)	2012	2011	2011
Assets	(Unaudited)	(Note)	(Unaudited)
Current Assets:
Cash and Cash Equivalents	$208,491	$178,167	$120,051
Restricted Cash	21,309	20,378	16,977
Accounts and Notes Receivable, Net	738,706	664,855	708,495
Inventories	391,562	336,750	431,237
Deferred Income Taxes	49,303	50,685	49,850
Prepaid Expenses and Other	86,812	74,302	79,391
Total Current Assets	1,496,183	1,325,137	1,406,001
Goodwill	1,064,189	1,058,006	1,385,406
Intangibles, Net	555,654	553,286	654,774
Other Assets	20,382	13,560	14,967
Long Term Deferred Income Taxes	1,936	1,909	4,902
Property, Plant & Equipment, Net	540,926	548,253	573,852
Total Assets	$3,679,270	$3,500,151	$4,039,902

Liabilities and Stockholders’ Equity
Current Liabilities:
Short-term Debt	$9,138	$169,516	$354,467
Current Portion of Long-Term Debt	200,000	207,803	—
Trade Accounts Payable	471,471	463,580	473,794
Income Taxes	27,433	17,684	35,579
Other Accrued Liabilities	347,156	401,350	319,371
Total Current Liabilities	1,055,198	1,259,933	1,183,211
Long Term Debt, Net of Current Portion	1,061,875	679,805	903,031
Deferred Income Taxes	210,352	214,920	263,503
Other Long Term Liabilities	139,893	132,943	155,316
Total Liabilities	2,467,318	2,287,601	2,505,061
Stockholders’ Equity	1,211,952	1,212,550	1,534,841
Total Liabilities and Stockholders’ Equity	$3,679,270	$3,500,151	$4,039,902

NOTE: The Balance Sheet at October 28, 2011 has been derived from the audited consolidated financial statements at that date.

THE VALSPAR CORPORATION

OTHER FINANCIAL DATA

For the Quarters Ended April 27, 2012 and April 29, 2011

(Dollars in thousands)

	Second Quarter		Year-to-Date
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
I. Comparison year over year
Gross Profit, as a percentage of net sales (1)
Gross Profit, reported	34.4%	31.8%	33.8%	31.3%
Gross Profit, adjusted (2)	34.6%	32.3%	34.1%	32.0%

Operating Expense as a percentage of net sales (1)
Operating Expense, reported	21.8%	21.8%	22.3%	22.4%
Operating Expense, adjusted (2)	21.5%	21.5%	22.0%	22.3%

Operating Profit (Loss), as a percentage of net sales (1)
Operating Profit, reported	12.7%	10.0%	11.5%	8.9%
Operating Profit, adjusted (2)	13.1%	10.9%	12.0%	9.8%

	Second Quarter		Year-to-Date
	2012	2011	2012	2011
II. Segment Data	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Sales
Coatings	$540,825	$509,136	$1,035,474	$965,525
Paint	426,311	418,380	765,868	754,331
All Other less intersegment sales	65,436	65,213	116,877	115,277
Total	$1,032,572	$992,729	$1,918,219	$1,835,133

Earnings Before Interest and Taxes (EBIT) (1)
Coatings	$89,124	$59,913	$162,996	$110,738
Paint	49,322	38,964	72,687	58,477
All Other	(8,144)	656	(14,144)	(6,858)
Total	$130,302	$99,533	$221,539	$162,357

Earnings Before Interest and Taxes (EBIT) (1), adjusted (2)
Coatings	$89,770	$63,234	$164,031	$115,055
Paint	53,094	43,873	80,485	70,293
All Other	(8,144)	656	(13,462)	(6,858)
Total	$134,720	$107,763	$231,054	$178,490

(1) Certain amounts in prior year financial statements have been reclassified to conform with the 2012 presentation.

(2) Excludes restructuring charges in all periods and acquisition-related charges in the 2011 periods.